SEVERANCE AGREEMENT

     This Severance Agreement ("Agreement") made effective as of October 8, 1999, is by and between Osage Systems Group, Inc., a Delaware corporation ("Osage"), and Jack R. Leadbeater, an individual resident of the State of Arizona ("Leadbeater").

                                   WITNESSETH:

     WHEREAS, Osage and Leadbeater are party to a certain employment agreement effective as of December 22, 1997 (the "Employment Agreement"), as amended effective as of June 12, 1998, pursuant to which Osage employed Leadbeater as its Chairman of the Board and Chief Executive Officer;

     WHEREAS, Leadbeater also holds positions as an officer and director of Osage's subsidiaries;

     WHEREAS, Osage and Leadbeater are party to a certain termination benefits agreement dated as of August 3, 1998 (the "Termination Benefits Agreement"), pursuant to which Leadbeater would be entitled to receive additional benefits if Leadbeater's employment with Osage was terminated under certain circumstances;

     WHEREAS, Osage has granted Leadbeater options to purchase an aggregate 800,000 shares of Osage common stock (the "Options"), as set forth on Schedule A attached hereto;

     WHEREAS, Leadbeater is the record and beneficial owner of 664,000 shares of Osage common stock (the "Shares");

     WHEREAS, Osage and Leadbeater desire to terminate the employment relationship between them on mutually acceptable terms;

     WHEREAS, pursuant to the terms of a Securities Purchase Agreement dated as of even date herewith by and among SPH Equities, Inc. or its designee(s) or assignee(s) (the "Purchaser"), Leadbeater, David S. Olson and Burton M. Bentley, P.C. as Escrow Agent (the "Securities Purchase Agreement"), Leadbeater has also agreed that, in connection with the termination of his employment with Osage, he shall sell all of the Shares to the Purchaser and surrender all of his Options to Osage for cancellation; and

     WHEREAS, the parties desire to settle fully all matters arising out of or relating in any manner to the Employment Agreement, the Termination Benefits Agreement and Leadbeater's employment with and severance of employment from Osage;

     NOW THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which hereby is acknowledged, and intending to be legally bound, Osage and Leadbeater agree as follows:

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1. Definitions. As used in this Agreement, the capitalized terms listed below shall have the following meanings:

     "Closing" means the closing under Securities Purchase Agreement.

     "Closing Date" means the date on which the Closing takes place.

     "Company" shall include Osage and each of its subsidiaries, affiliates, controlling corporations and divisions, and each of their respective predecessors and successors.

     "Personnel" shall include all of the respective past, present and future directors, officers, employees, representatives, attorneys, and assigns of the Company.

2. Resignation and Termination of Employment. Effective on the Closing Date:

     a. Leadbeater shall resign from all of the positions of officer and director that he holds with the Company, including but not limited to Chairman of the Board and Chief Executive Officer of Osage and member of the Compensation Committee of Osage's Board of Directors, and his employment with the Company shall terminate;

     b. The Employment Agreement shall be null and void and of no further effect;

     c. The Termination Benefits Agreement shall be null and void and of no further effect; and

     d. Other than this Agreement and the Release entered into by and among, inter alia, the Company and Leadbeater, any and all other agreements, arrangements or understandings which Leadbeater has with the Company are terminated and shall be void and of no further effect.

     On or before the Closing Date, Leadbeater shall have vacated and removed all of his personal items from his offices at the Company.

3. Severance. By virtue of the resignation and termination of employment pursuant to the terms hereof and in consideration of the covenants and agreements of the parties contained in this Agreement, Osage hereby agrees to provide Leadbeater severance benefits commencing on the Closing Date until December 22, 2000 in the form of salary continuation at $17,500.00 per month, less all applicable income and other withholdings to the extent required under applicable federal, state and local income and employment tax rules and regulations (the "Severance Payment"). The Severance Payment is payable at intervals consistent with Osage's current payroll practices. In the event of Leadbeater's death prior to December 22, 2000, Osage shall continue to be obligated to make the Severance Payment to Leadbeater's estate.

4. Reimbursement of Expenses and Repayment of Loan. In consideration of the covenants and agreements of the parties contained in this Agreement, Osage agrees to reimburse Leadbeater for all reasonable business expenses approved by Osage and incurred by him in the promotion of Osage's business through the


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

Closing Date (the "Reimbursable Expenses"), but only to the extent such expenses are deductible to Osage pursuant to the Internal Revenue Code of 1986, as amended, provided that Leadbeater has submitted appropriate receipts evidencing the expenses. In addition, upon verification thereof, Osage shall repay Leadbeater the principal sum of $83,326.42, plus accrued but unpaid interest thereon through the date hereof in the amount of $162.04, for a total of $83,488.44 (the "Loan Payable"), representing the balance of the promissory note from Osage to Leadbeater in the original principal amount of $450,000. The sum of Reimbursable Expenses and Loan Payable (collectively, the "Payables") shall be payable in cash, certified check or wire transfer of immediately available funds as follows:

     a. On or before the ninety-first calendar day following the Closing Date (the "First Payment Date"), Osage shall pay Leadbeater a sum equal to 25% of the Payables; and

     b. For every successive thirty day period following the First Payment Date, Osage shall pay Leadbeater a sum equal to 25% of the remaining balance of the Payables until the Payables are repaid in full.

     c. The unpaid principal amount of the Payables due shall not accrue interest following the date hereof. Notwithstanding the foregoing, in the event that Osage fails to make the installment payments of the Payables on or before the dates on which they are due pursuant to the terms of this Section 4, then the portion of the Payables then due and payable shall accrue interest thereafter at the rate of 15% per annum until paid in full.

5. Agreements of the Parties. In consideration of the mutual obligations and covenants contained herein, the parties expressly agree as follows:

     a. No Fringe Benefits. Effective as of Closing Date, except as specifically provided herein, Leadbeater hereby forfeits all of his rights, interests and remedies under the Employment Agreement, including, without limitation, any rights to receive fringe benefits such as medical insurance benefits for himself or his family members, life and disability insurance coverage, automobile allowances, country club memberships and the right to participate in Osage's pension, stock option, retirement, accident and life insurance, and other employee benefit programs. Leadbeater's COBRA benefits will not be forfeited.

     b. Surrender of Options. On the Closing Date, Leadbeater shall surrender and forfeit all rights to purchase the Options and shall deliver to Osage for cancellation all original option certificates representing the Options.

     c. Resignation; Transitional Assistance. Leadbeater acknowledges that effective on the Closing Date he resigns from Osage as Chief Executive Officer and Chairman of the Board and all other positions as an officer or director that he holds with Osage's subsidiaries. In order to facilitate the transition in the Company's management following his resignation, Leadbeater agrees to provide assistance to the Company on a temporary, limited basis as follows:

          i. Commencing as of the Closing Date and for a period of thirty calendar days thereafter, he will fully cooperate with the Company and its Personnel on a full-time basis, if requested by Osage, to assist and advise on all matters related to the business of the Company. In the event that

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

     Osage requests Leadbeater to travel outside the State of Arizona in order to fulfill his obligations under this Section 5(c)(i), Osage shall bear the cost of all reasonable travel, transportation, lodging and food expenses incurred by Leadbeater during the course of fulfilling such obligations for which Leadbeater submits appropriate receipts. Leadbeater shall not be required to travel outside of the continental United States to fulfill his obligations under this Section 5(c)(i), unless he otherwise consents to same.

          ii. At the request of Osage, Leadbeater shall also provide up to five hours per month of consulting services to the Company commencing at the expiration of the thirty day period referenced in Section 5(c)(i) above and for a period of six months thereafter for no remuneration. Leadbeater shall not be required to travel outside of the State of Arizona to fulfill his obligations under this Section 5(c)(ii), unless he otherwise consents to same.

     d. Termination of Guarantees. Osage shall use its best efforts to secure the termination of any and all guarantees of Leadbeater of financial obligations of the Company, as the same are listed on Schedule 5(d) attached hereto (the "Guarantees"). If and to the extent that Osage is unable to secure the termination of the Guarantees, Osage agrees to defend, indemnify and hold harmless Leadbeater from and against his liability under the Guarantees.

     e. Transfer of Life Insurance Policy. As soon as practicable after the Closing Date, Osage shall transfer to Leadbeater the term life insurance policy it maintained on the life of Leadbeater during the term of his Employment Agreement, and Osage shall be terminated as a beneficiary under such policy. Upon the date that Osage is terminated as a beneficiary under the policy, the premiums on such insurance shall be the obligation of Leadbeater.

     f. Directors and Officers Insurance. Osage agrees to extend coverage of Leadbeater under all of its directors and officers errors and omissions insurance and liability insurance policies in effect as of September 30, 1999 for a period of up to one year after the Closing Date (the "Extended Insurance"), provided the same can be obtained at reasonable, customary and standard rates. The insurance premiums for the Extended Insurance shall be paid 50% by Osage, 25% by Leadbeater and 25% David S. Olson.

     g. Leadbeater's Personal Expenses. Leadbeater agrees to reimburse the Company for personal expenses incurred by the Company on his or his family's behalf which do not qualify as ordinary and necessary business expenses under IRS guidelines, if any, as follows (collectively referred to as the "Personal Expenses"):

          i. all such expenses incurred on or after the date hereof;

          ii. all such expenses incurred prior to the date hereof which the Company has not paid;

          iii. those expenses incurred prior to the date hereof but after December 31, 1998 which the Company has paid and which exceed Ten Thousand Dollars ($10,000) in the aggregate; provided, however, that with respect to the expenses described in this subsection (iii), Leadbeater shall be

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

     obligated to reimburse the Company only the amount by which the expenses described in this subsection (iii) exceed Ten Thousand Dollars ($10,000).

     Personal Expenses shall also include any payments made by the Company under the Employment Agreement for fringe benefits, including without limitation, the monthly Ancala country club membership dues, that cover periods following the Closing Date. Leadbeater further agrees to refrain from charging any items of Personal Expense to the account of the Company. Personal Expenses do not include the annual Ancala country club membership fees paid by the Company for the period January 1, 1998 through December 31, 1999. If, ten (10) business days after Osage gives Leadbeater notice of any Personal Expenses due hereunder, such Personal Expenses remain unreimbursed, Osage may offset against any payment due Leadbeater hereunder (including, without limitation, the Severance Payment and the Payables), any of the Personal Expenses for which it has not been reimbursed. If the Company shall determine that certain expenses incurred and paid for by the Company on behalf of Leadbeater or his family do not qualify as ordinary and necessary business expenses under applicable IRS guidelines, such determination shall not be cause for declaring a default under this Agreement and the Company's sole remedy as a result of such determination shall be to collect from Leadbeater the dollar amount for any such disqualified items that it is entitled to under subsections (i), (ii) and (iii) above.

     h. Return of Company Materials. Leadbeater shall deliver to Osage, on or before the Closing, any and all files, memoranda, documents, records, employee files, minutes of Board meetings, keys, credit cards, cellular phones, cars, items of personal property, computer hardware, software or other apparatus, machinery or equipment, or any other materials which belong to the Company, that are in Leadbeater's possession or control.


6. Releases.

     a. Release by Leadbeater. Except for the Company's obligations set forth herein, Leadbeater, on behalf of himself and his heirs and personal representatives, hereby fully, irrevocably and unconditionally releases and discharges the Company from any and all manner of claims, complaints, demands, causes of action, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind, known or unknown, either at law or in equity (collectively, the "Claims"), including but not limited to those Claims arising from Leadbeater's employment with or severance of employment from the Company, including any claim relating to the Employment Agreement or benefits due thereunder, the Termination Benefits Agreement, or any claim arising under any federal, state or local employment discrimination or fair employment practices law, such as the federal Age Discrimination in Employment Act, as amended, the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, any applicable state laws, regulations or ordinances governing employment issues and any common law claims alleging intentional or negligent infliction of emotional distress, and/or claims for attorneys' fees or claims growing out of any legal restrictions on Osage's right to terminate its employees. It is expressly agreed and understood that this release is a GENERAL RELEASE.

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

     In addition, and not in limitation of the foregoing, Leadbeater hereby forever releases and discharges the Company from any liability or obligation to reinstate or reemploy him in any employment capacity.

     Leadbeater acknowledges that his waiver and release of rights and claims as set forth in this Agreement are in exchange for valuable consideration which he would not otherwise be entitled to receive.

     b. Release by the Company. Except for Leadbeater's obligations set forth herein, the Company hereby fully, irrevocably and unconditionally releases and discharges Leadbeater, his heirs and personal representatives from any and all manner of claims, complaints, demands, causes of action, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind, known or unknown, either at law or in equity (collectively, the "Claims"), including but not limited to those Claims in connection with Leadbeater's status as an employee, shareholder, officer or director of the Company. It is expressly agreed and understood that this release is a GENERAL RELEASE.

     The Company acknowledges that its waiver and release of rights and claims as set forth in this Agreement are in exchange for valuable consideration which it would not otherwise be entitled to receive.

7. Covenants Not to Sue.

     a. Covenant of Leadbeater. Leadbeater represents and warrants that he has not filed, nor has he assigned to any third person, any complaints, charges or claims for relief against the Company with any local, state or federal court or administrative agency. Leadbeater further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against the Company with respect to any matter arising before, on or after the date of this Agreement or covered by the release set forth in Section 6(a), above, and not to assert against the Company in any action, suit, litigation or proceeding any matter arising before, on or after the date of this Agreement or covered by the release set forth in Section 6(a) above.

     b. Covenant of the Company. The Company represents and warrants that it has not filed, nor has it assigned to any third person, any complaints, charges or claims for relief against Leadbeater with any local, state or federal court or administrative agency. The Company further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against Leadbeater with respect to any matter arising before, on or after the date of this Agreement or covered by the release set forth in Section 6(b), above, and not to assert against Leadbeater in any action, suit, litigation or proceeding any matter arising before, on or after the date of this Agreement or covered by the release set forth in Section 6(b) above.

8. Representations and Warranties of Leadbeater. In order to induce Osage to enter into this Agreement, Leadbeater hereby represents and warrants to Osage as follows:

     a. Shares and Options. Immediately prior to Closing, Leadbeater owned 664,000 Shares and Options to purchase an aggregate 800,000 shares of Osage

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

common stock. Leadbeater represents to Osage that none of the Shares or Options has been pledged, assigned, transferred or otherwise disposed of as of the Closing Date. Other than as expressly set forth in this Section 8(a) and except for 100 shares of Osage common stock originally issued to Leadbeater and contained in a commemorative plaque, Leadbeater is not a beneficial or record owner of any securities of the Company or any instruments convertible into securities of the Company.

     b. No Issuances of Securities. Since June 29, 1999, Osage has not issued or incurred an obligation to issue shares of Osage Common Stock, options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which Osage or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible into or exchangeable for Common Stock, except to:

          i. Leadbeater (other than the Options being surrendered in accordance with the terms of this Agreement), David S. Olson, John Iorillo or Mark Weiss;

          ii. the shares of Common Stock issued on August 11, 1999 to Michael Ehrensberger and Robert Carlson in connection with Osage's acquisition of the assets of Leveraged Solutions, Inc.; or

          iii. any other person other than in the ordinary course of business or pursuant to employee stock option plans in effect as of June 9, 1999.

     c. Guarantees. Other than the Guarantees listed on Schedule 5(d) hereof, Leadbeater has not guaranteed any of the Company's obligations. The Company has not guaranteed any of Leadbeater's personal obligations.

     d. Securities Filings. To the best of his knowledge and belief, all of Osage's reports and registration statements filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (in the aggregate, the "Securities Filings"), were true and correct when made, and did not include any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make statements therein not misleading, and accurately set forth all material relevant information relative to contracts or arrangements of the Company, in addition to any transactions or dealings between Leadbeater and the Company or between the Company and any affiliates, customers, suppliers or business associates of Leadbeater. Furthermore, Leadbeater has disclosed to Osage all material relevant information concerning any transactions or dealings between the Company, Leadbeater or any affiliates or business associates of Leadbeater.

     e. Representations in the Securities Purchase Agreement. Each of the representations and warranties made by Leadbeater in the Securities Purchase Agreement is incorporated herein by reference.

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

         The foregoing representations and warranties shall be deemed to be in the nature of an obligation of Leadbeater in so far as the falsehood of same shall be deemed to be a breach by Leadbeater of his obligations hereunder.

9. Restrictive Covenants. In consideration of the Severance Payment, Leadbeater hereby covenants and agrees as follows:

     a. Confidential Information. Leadbeater acknowledges that: (a) during the course of his employment with Osage he had access to and was entrusted in a fiduciary capacity with confidential and proprietary information of the Company including, but not limited to, trade secrets, know-how, inventions; financial matters; business plans; pricing of products and services; names of suppliers, personnel, customers and potential customers; bids; contracts; computer programs; special hardware or software; service or product hardware or software programs, however embodied; and information about or belonging to customers, potential customers, suppliers or others; manuals; ideas; improvements; inventions or other information or materials relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) that the Confidential Information is the property of the Company and constitutes a major asset of the Company; (c) that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and would cause irreparable injury to the Company; and (d) that it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Leadbeater neither disclose the Confidential Information to others nor use the Confidential Information to his own advantage or to the advantage of others. Notwithstanding the above, the term "Confidential Information" shall not be deemed to include information that is otherwise generally publicly available (other than through disclosure by Leadbeater) or information that Leadbeater is required to disclose by virtue of law or court order.

     b. Non-Disclosure and Return of Confidential Information. In recognition and consideration of the compensation and fringe benefits Leadbeater received as an employee of Osage and other good and valuable consideration, Leadbeater expressly agrees that he shall not disclose, use or make available any Confidential Information to any third party. Leadbeater shall return to the Company all Confidential Information and other property of the Company on the date hereof.

     c. Covenant Not To Compete. Leadbeater covenants and agrees that, for and in consideration of the Severance Payment and the Restrictive Covenant Payment (as such term is defined in Section 9(g) below) to be received hereunder, the sufficiency of which is hereby acknowledged, during the ninety day period following the Closing Date, Leadbeater shall not, within any state in which the Company has a place of business, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For the purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity that is engaged in a business that competes with, or is engaged in, one or more of the same lines of business as the Company as of the date hereof.

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

     d. Non-Solicitation of Customers and Employees. In consideration of the Severance Payment and the Restrictive Covenant Payment, Leadbeater agrees that, commencing as of the Closing Date and ending on December 22, 2000, he shall not, directly or indirectly:

          i. solicit, service, trade with or sell to any customer with whom the Company has transacted business within the past twelve (12) months ("Customers");

          ii. request that any customer or supplier cancel, limit or postpone their business with the Company; or

          iii. hire, solicit for employment, influence or induce, or attempt to hire, solicit, influence or induce, any employee of the Company or independent contractor retained by the Company to leave the Company for any reason whatsoever, to terminate his relationship with the Company, or assist or participate in the hiring of any employee of the Company to work for another entity.

     e. Effect of Default. In the event that Osage has not made a payment of the Severance Payment within five (5) business days after receiving notice from Leadbeater of failure to make such payment when due under Section 3, then the restrictive covenants set forth in Sections 9(c) and 9(d) above shall be void and of no further effect.

     f. Limitations on Restrictive Covenants. The restrictive covenants contained in Sections 9(c) and 9(d) shall not apply with respect to the following actions of Leadbeater or his affiliates:

          i. offering a service or product to Customers that (A) is substantially different from and does not compete with products or services offered by the Company currently or within the past year and (B) does not serve to replace or supplement a service or product or type of service or product offered by the Company currently or within the past year; or

          ii. soliciting, servicing, trading with or selling to any Customer with whom the Company has transacted less than $5,000 of business within the past twelve (12) months.

     g. Restrictive Covenant Payment. In consideration of the restrictive covenants of Leadbeater contained in Sections 9(c) and (d) above, Osage shall pay Leadbeater the lump sum of $159,360 (the "Restrictive Covenant Payment"), which is payable in full on the Closing Date in cash, certified check or wire transfer of immediately available funds.

     h. Non-Disparagement. The Company and Leadbeater agree not to engage in any conduct or make or publish any negative, critical, disparaging, slanderous, or libelous statement about the other or their respective business interests, unless (and then only to the extent) required by law.

10. Injunctive Relief. Leadbeater acknowledges that any breach by him of Section 9 of this Agreement would substantially and materially impair and irreparably harm the Company's business and goodwill, that such impairment and harm would be difficult to measure and, therefore, total compensation in solely monetary terms would be inadequate. Leadbeater therefore agrees that in the event of any breach or threatened breach by him of Section 9, the Company shall be entitled, in

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addition to monetary damages or other remedies, to equitable relief, including injunctive relief, and payment by Leadbeater of all costs and expenses incurred by the Company in enforcing said paragraph against Leadbeater, including attorneys' fees incurred by the Company. Any action for damages, injunctive or other relief arising out of or relating to any of the provisions of this Section 10 shall be brought and prosecuted only in the courts of, or located in, the Phoenix, Arizona, and the parties hereto consent to the jurisdiction and venue of said courts.

11. Breach. The parties agree that in the event one party breaches any part or parts of this Agreement, legal proceedings may be instituted against that party for breach of contract or any other action in law or at equity. The nonprevailing party in such legal proceedings shall reimburse the prevailing party for the reasonable costs and expenses, including attorneys' fees, incurred.

12. Non-Disclosure. (a) The nature and terms of this Agreement, all of the discussions leading to this Agreement, or any subsidiary undertakings required by this Agreement, shall not be disclosed by either of the parties hereto, or their officers, agents, employees, attorneys, or any other representative, without the prior written consent of Osage and Leadbeater, except when legally required to do so. Leadbeater and Osage expressly covenant that the terms of this Agreement are strictly confidential, and expressly agree not to discuss or disclose any of the terms of this Agreement with or to any person, except when legally required to do so.

13. Jurisdiction. Any action arising out of or relating to any of the provisions of this Agreement may be brought and prosecuted only in the courts of, or located in Phoenix, Arizona, and in the event of such election, the parties hereto consent to the jurisdiction and venue of such courts. The Agreement shall be construed according to its plain language and not strictly for or against any party hereto.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

15. Captions. Captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the parties.

16. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart. This Agreement may further be executed by facsimile transmission, and the facsimile signatures may be deemed original signatures for all purposes, including for purposes of the Best Evidence Rule and all other rules or doctrines of similar effect.

17. Notice. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered, mailed first class postage prepaid, registered or certified mail, or delivered via a nationally recognized overnight courier to the following addresses:

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

                           If to Leadbeater:
                           12221 East Laurel Lane
                           Scottsdale, AZ 85259

                           with a copy to:

                           Burton M. Bentley, Esquire
                           7878 N. 16th Street, Suite 110
                           Phoenix, AZ 85020



                           If to Osage:

                           Phil Carter
                           Osage Systems Group, Inc.
                           1661 East Camelback Road
                           Suite 245
                           Phoenix, Arizona  85016

                           with a copy to:

                           Stephen M. Cohen, Esquire
                           Buchanan Ingersoll Professional Corporation
                           Eleven Penn Center, 14th Floor
                           1835 Market Street
                           Philadelphia, PA 19103

     Unless specified otherwise, such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid, or if sent by nationally recognized overnight courier, the next business day after the same has been deposited with such courier.

18. Survival of Representations and Warranties. Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

19. Expenses. The parties hereto shall be responsible for their own expenses incurred by them in connection with preparation and negotiation of this Agreement, including the fees and expenses of their respective counsel and accountants.

20. Entire Agreement. This Agreement, together with the Securities Purchase Agreement and the "Release" identified in the Securities Purchase Agreement, contains and constitutes the entire understanding and agreement between the parties hereto respecting the subject matter hereof and supersedes and cancels all previous negotiations, agreements, commitments, and writings in connection

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

herewith. Neither of the parties hereto has relied upon any representation made by or on behalf of the other party and the same are not enforceable except to the extent set forth in writing in this Agreement.

21. Acknowledgment of Certain Rights. Leadbeater and Osage affirm that the only consideration for signing this Agreement are the terms stated herein, and that no other promises or agreements of any kind have been made to or with either of them by any person or entity whatsoever to cause them to sign this Agreement. Leadbeater states and represents that he has been provided the opportunity for at least 21 days to review and consider this Agreement, that he fully understands the meaning and intent of this Agreement and that he has had an opportunity to discuss and review the terms of this Agreement fully with his attorney. Leadbeater further states and represents that he has carefully read this Agreement, understands the contents hereof, freely and voluntarily assents to all the terms and conditions hereof, and signs the same as his own free act. Finally, Leadbeater understands and the parties agree that, for a period of seven days following the execution of this Agreement, Leadbeater may revoke the Agreement, and the Agreement shall not become effective until those seven days have passed.


     IN WITNESS WHEREOF, all parties have set their hands and seals to this Agreement as of the date written above.


                                        /s/ Jack R. Leadbeater
                                        ----------------------------------------
                                        Jack R. Leadbeater


                                        Osage Systems Group, Inc.

                                        By: /s/ Phil Carter
                                           -------------------------------------
                                           Phil Carter,
                                           Interim Chief Executive Officer

                                    Schedule A
                                     Options


                  Date of
  Number           Grant           Expiration Date       Exercise Price        Option #
-----------------------------------------------------------------------------------------
  19,057         12-19-97            12-19-2000              3.00              1997-16
-----------------------------------------------------------------------------------------
 664,000          6-11-98            12-19-2003               4.50             1998-3
-----------------------------------------------------------------------------------------
 116,943          8-25-99             8-25-2009              $1.437
-----------------------------------------------------------------------------------------

                                  Schedule 5(d)
                                   Guarantees

                                      None.